As filed with the Securities and Exchange Commission on November 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELCUITY INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2863566
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446
(763) 392-0123
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Brian F. Sullivan
Chief Executive Officer
16305 36th Avenue N., Suite 100

Minneapolis, MN 55446
(763) 392-0123
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Eric O. Madson
Joseph J. Schauer
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402
(612) 492-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering		Amount of Registration
Securities to be Registered	Registered	Per Share	Price		Fee
Common Stock, $0.001 par value per share (3)
Preferred Stock, $0.001 par value per share (4)
Warrants (5)
Debt Securities (6)
Units (7)
Total	N/A	N/A	$150,000,000	(1)	$13,905	(2)

(1)	In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement (“Securities”) exceed $150,000,000.00 or its equivalent in any other currency, currency units, or composite currency or currencies. The Securities covered by this registration statement may be sold separately, together, or as units with other Securities registered under this registration statement.

(2)	The proposed maximum aggregate price of the Securities has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, $4,773.00 remaining of the filing fee previously paid with respect to $43,750,000 of unsold securities that were registered pursuant to a Registration Statement on Form S-3 (No. 333-254625) filed by the registrant on March 23, 2021 is being carried forward in connection with this Registration Statement.

(3)	Subject to note (1), the Securities being registered in this registration statement consist of such an indeterminate amount of common stock (with accompanying purchase rights, if any), as may be sold, from time to time, at indeterminate prices, by the registrant.

(4)	Subject to note (1), the Securities being registered in this registration statement consist of such an indeterminate number of shares of preferred stock (with accompanying purchase rights, if any) as may be sold from time to time at indeterminate prices by the registrant. In addition, the Securities being registered in this registration statement also consist of such an indeterminate amount of common stock (with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon conversion of shares of preferred stock, and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.

(5)	Subject to note (1), the Securities being registered in this registration statement consist of such an indeterminate amount and number of warrants, representing rights to purchase common stock, preferred stock and debt securities registered under this registration statement as may be sold from time to time at indeterminate prices by the registrant. In addition, the Securities being registered in this registration statement also consist of such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) and debt securities (i) as may be issuable or deliverable upon exercise of warrants and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.

(6)	Subject to note (1), the Securities being registered in this registration statement consist of such an indeterminate amount of debt securities as may be sold from time to time at indeterminate prices by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000.00. In addition, the Securities being registered in this registration statement also consist of such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon the exercise or conversion of debt securities and (ii) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution.

(7)	Subject to note (1), the Securities being registered in this registration statement consist of such an indeterminate amount of units, consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, or any combination of such securities, as may be sold from time to time at indeterminate prices by the registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 17, 2021

PROSPECTUS

Expanding Treatment Options

CELCUITY INC.

$150,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

The securities covered by this prospectus may include shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. We may offer the securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CELC.” On November 16, 2021, the closing price of our common stock was $18.34.

Investing in our securities involves risks. See “Risk Factors” on page 14. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2021.

ABOUT THIS PROSPECTUS

The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “CELC,” the “Company,” “we,” “us,” “our” and similar names refer to Celcuity Inc.

2

OUR COMPANY

Overview

We are a clinical-stage biotechnology company seeking to extend the lives of cancer patients by pursing an integrated therapeutic (Rx) and companion diagnostic (CDx) strategy. Our therapeutic strategy aims to utilize CELsignia’s unique insights into tumor cell biology to identify, in-license, and develop potential first-in-class or best-in-class targeted therapies that treat the same cancer driver a CELsignia CDx can identify. CELsignia is uniquely able to analyze live patient tumor cells to identify new groups of cancer patients likely to benefit from targeted therapies. This enables a CELsignia CDx to support advancement of new indications for already approved targeted therapies. We believe this integrated Rx and CDx strategy will maximize the impact our CELsignia platform has on the treatment landscape for cancer patients.

The first drug candidate we are developing internally is gedatolisib, a potent, well-tolerated, small molecule dual inhibitor, administered intravenously, that selectively targets all Class 1 isoforms of PI3K and mammalian target of rapamycin (mTOR). In April 2021, we obtained exclusive global development and commercialization rights to gedatolisib under a license agreement with Pfizer, Inc. Our interest in gedatolisib was prompted after we conducted a study of various PI3K targeted therapeutics while developing our CELsignia PI3K Activity test. Our CELsignia platform allows us to obtain proprietary insights about the relative effectiveness of PI3K targeted therapies. This study found that gedatolisib inhibited higher levels of PI3K-involved signaling activity than the other PI3K targeted therapeutics we evaluated and demonstrated superior drug synergy when combined with other targeted therapies. Gedatolisib’s initial clinical development program will focus on the treatment of patients with estrogen receptor positive (ER+), HER2-negative, advanced or metastatic breast cancer. Additional clinical development programs are expected to focus on other tumor types that involve a hormonal signaling pathway, such as endometrial, ovarian, or prostate cancer.

Supporting the development of a potential first-in-class targeted therapy for breast cancer, like gedatolisib, with our CELsignia platform is a natural extension of our strategy to use our CELsignia CDx to enable new indications for other companies’ targeted therapies. By combining companion diagnostics designed to enable proprietary new drug indications with targeted therapies that treat signaling dysregulation our CDx identifies, we believe we are uniquely positioned to improve the standard-of-care for many early and late-stage breast cancer patients. Our goal is to play a key role in the multiple treatment approaches required to treat breast cancer patients at various stages of their disease. With each program, we are:

●	Leveraging the proprietary insights CELsignia provides into live patient tumor cell function
●	Using a CELsignia CDx to identify new patients likely to respond to the paired targeted therapy
●	Developing a new targeted therapeutic option for breast cancer patients
●	Maximizing the probability of getting regulatory approval to market the targeted therapy indication

Therapeutic (Rx) Product Development

Gedatolisib

Gedatolisib (PF-05212384) is a potent, reversible dual inhibitor that selectively targets PI3K and mTOR. Gedatolisib was originally developed by Wyeth and clinical development was continued by Pfizer after it acquired Wyeth. We exclusively licensed global rights to gedatolisib from Pfizer in April 2021. An on-going Phase 1b trial evaluating patients with ER+/HER2- metastatic breast cancer was initiated in 2016 and subsequently enrolled 138 patients. Patient enrollment for the four expansion arms of the trial is complete. Based on the favorable preliminary results reported to date from the Phase 1b trial, we intend to initiate, subject to feedback from the FDA, a Phase 2/3 clinical trial evaluating gedatolisib in combination with palbociclib and an endocrine therapy in patients with ER+/HER2- advanced or metastatic breast cancer in the first half of 2022.

Background

Breast cancer is the most prevalent cancer in women, accounting for 30% of all female cancers and 13% of cancer-related deaths in the United States. The National Cancer Institute estimated that approximately 270,000 new cases of breast cancer would be diagnosed in the United States in 2019, and approximately 42,000 breast cancer patients would die of the disease. Approximately 190,000, or 70%, of these new cases are for ER+/HER2- breast cancer.

Four different breast cancer subtypes are currently identified using molecular tests that determine the level of ER and HER2 expression. About 70% of breast cancers are ER+/HER2-, which is indicative of hormone dependency. Despite progress in treatment strategies, metastatic ER+/HER2- breast cancer (mBC) remains an incurable disease, with a median overall survival (OS) of three years and a five-year survival rate of 25%.

3

Four different classes of targeted therapies are currently used to treat ER+/HER2- tumors: endocrine-based therapies, CDK4/6 inhibitors, PI3K inhibitors and mTOR inhibitors. Each of the CDK4/6 inhibitors, PI3K inhibitors and mTOR inhibitors are generally used to respond to the related mechanisms of resistance to endocrine therapy, namely, activation of the CDK4/6, PI3K and mTOR pathways. These drugs generated revenues of over $8 billion globally in 2020.

As specifically relates to gedatolisib, activation of the PI3K/mTOR pathway has been implicated in a wide variety of human cancers, involving either activating mutations, or other unknown drivers of pathway amplification. These include cancers of the breast, prostate, endometrial, colon, rectum, and lung, among others.

PI3K constitutes a lipid kinase family involved in the regulation of diverse cellular processes, including cell proliferation, survival, cytoskeletal organization, and glucose transport. Class I PI3Ks are of particular therapeutic interest. They are heterodimers, comprising a catalytic (p110α, p110β, p110δ, or p110γ) and a regulatory (p85α, p55α, p50α, p85β, p55γ, or p101) subunit. Oncogenic PI3K signaling is activated by cell-surface receptors such as receptor tyrosine kinases, G-protein-coupled receptors, and also by well-known oncogenic proteins such as RAS.

Activities associated with PI3K involve complex essential cell regulatory mechanisms including feedforward and feedback signaling loops. Overactivation of the pathway is frequently present in human malignancies and plays a key role in cancer progression. Each of the four catalytic isoforms of class I PI3K preferentially mediate signal transduction and tumor cell survival based on the type of malignancy and the genetic or epigenetic alterations an individual patient harbors. For example, studies have demonstrated the p110α catalytic isoform is necessary for the growth of tumors driven by PIK3CA mutations and/or oncogenic RAS and receptor tyrosine kinases; the p110β catalytic isoform mediates tumorigenesis arising from the loss of the dephosphorylase activity of PTEN; and the p110δ catalytic isoform is highly expressed in leukocytes, making it a desirable target for inhibition in the treatment of hematologic malignancies. Due to the multiple subcellular locations, activities, and importance of the different PI3K complexes in regulating many types of cancer cell proliferation, control of PI3K activity is an important target in cancer therapy.

mTOR is as a critical effector in cell-signaling pathways commonly dysregulated in human cancers. The mTOR signaling pathway integrates both intracellular and extracellular signals and serves as a central regulator of cell metabolism, growth, proliferation, and survival. mTOR is a serine/threonine protein kinase, a downstream effector of PI3K, and regulated by hormones, growth factors, and nutrients, that is contained in two functionally distinct protein assemblies: mTOR complex 1 (mTORC1) and mTOR complex 2 (mTORC2). mTORC1 belongs to a complex network of regulatory feedback loops, and once certain levels of activation are reached, is normally responsible for limiting the proliferative signals transmitted by upstream effectors such as PI3K/AKT activity. Equally complex mTORC2 regulates AKT phosphorylation, GSK3β, and control over glycolysis, and participates in organizing the cellular actin cytoskeleton. In addition, mTORC1 activation leads to the direct reduction of mTORC2 activity and mTOR can activate the functional domain of the ER, leading to ligand-independent hormone receptor activation. In cancer, dysfunctional signaling leads to various constitutive activities of mTOR complexes, making mTOR a good therapeutic target.

PI3K/mTOR as Resistance Mechanism to Endocrine and CDK4/6 Inhibitors

The upregulation of the PI3K/AKT/mTOR pathway promotes hormone dependent and independent ER transcriptional activity, which contributes to endocrine resistance, leading to tumor cell growth, survival, motility, and metabolism. It has also been demonstrated in vivo that PI3K and mTOR inhibition can restore sensitivity to endocrine therapy, providing a strong rationale for the combination of the two therapies.

In addition, the PI3K/AKT/mTOR pathway, like other mitogenic pathways, can also promote the activities of cyclin D and CDK4/6 to drive proliferative cell cycling. Internal preclinical studies conducted by Pfizer provided evidence in cell-line xenograft models that the combination of PI3K and CDK4/6 inhibitors may overcome both intrinsic and adaptive resistance to endocrine therapy, leading to tumor regressions. In an MCF7 xenograft model (ER+/HER2-/PIK3CA mutant) the combination of gedatolisib with palbociclib and Faslodex (fulvestrant) led to durable tumor regressions. Importantly, tumors regressed to minimal volumes within 20 days of triplet therapy, and continued to remain dormant, without further therapy, for up to 90 days.

4

Advantages of Gedatolisib over other PI3K and mTOR inhibitors

The important role the PI3K/AKT/mTOR pathway plays in cancer has led to significant investment in the development of many different PI3K and mTOR inhibitors for solid tumors. However, developing efficacious and well-tolerated therapies that target this pathway has been challenging. This reflects the inherent adaptability and complexity of the PI3K pathway, where numerous feedforward and feedback loops, crosstalk with other pathways, and compensatory pathways enable resistance to PI3K inhibition. Another major hurdle for the development of PI3K pathway inhibitors has been the inability to achieve optimal drug-target blockade in tumors while avoiding undue toxicities in patients. These challenges may explain why PI3K and mTOR inhibitors have not yielded the outstanding clinical activity many researchers expected.

We believe there is significant potential for gedatolisib to address previously treated breast cancer tumors and has the potential to be used in other tumor types where the PI3K/AKT/mTOR pathway is either: i) driving tumorigenesis directly; ii) cooperating with other dysregulated signaling pathways; or iii) a mechanism of resistance to other drug therapies.

As a result, we believe gedatolisib’s unique mechanism of action and intravenous formulation offer distinct advantages over currently approved and investigational therapies that target PI3K or mTOR alone or together.

●	Overcomes drug resistance that can occur with isoform-specific PI3K inhibitors.

Gedatolisib is a pan-class I isoform PI3K inhibitor with low nanomolar potency for the p110α, p110β, p110γ, and p110δ isoforms. Each isoform is known to preferentially affect different signal transduction events that involve tumor cell survival, depending upon the aberrations associated with the linked pathway. A pan-PI3K inhibitor can thus treat tumors harboring abnormalities that signal through different PI3K isoforms, which would potentially induce anti-tumor activity in a broader population of patients than an isoform-specific PI3K inhibitor. In addition, it has been reported that inhibition of one PI3K isoform may be offset by the increased activity of the other isoforms through different adaptive mechanisms. Inhibiting all four PI3K isoforms, as gedatolisib does, can thus prevent the confounding effect of isoform interaction that may occur with isoform-specific PI3K inhibitors.

●	Overcomes paradoxical activation of PI3K induced by mTOR inhibition.

As a potent inhibitor of mTOR, in addition to PI3K, gedatolisib, inhibits the PI3K/AKT/mTOR pathway both upstream and downstream of AKT. Furthermore, it has been demonstrated that the PI3K pathway is activated following selective mTOR inhibition by relief of normal feedback regulatory mechanisms, thus providing a compelling rationale for simultaneous inhibition of PI3K and mTOR.

●	Better tolerated by patients than oral PI3K and mTOR drugs.

Gedatolisib is administered intravenously (IV) once weekly or on a four-week cycle of three weeks-on, one week-off, in contrast to the orally administered pan-PI3K or dual PI3K/mTOR inhibitors that are no longer being clinically developed. Oral pan-PI3K or PI3K/mTOR inhibitors have repeatably been found to induce significant side effects that were not well tolerated by patients. This typically leads to a high proportion of patients requiring dose reductions or treatment discontinuation. The challenging toxicity profile of these drug candidates ultimately played a significant role in the decisions to halt their development, despite showing promising efficacy. By contrast, gedatolisib stabilizes at lower concentration levels in plasma compared to orally administered PI3K inhibitors, resulting in less toxicity, while maintaining concentrations sufficient to inhibit PI3K/AKT/mTOR signaling.

Isoform-specific PI3K inhibitors administered orally were developed to reduce toxicities in patients. While the range of toxicities associated with isoform-specific inhibitors is narrower than oral pan-PI3K or PI3K/mTOR inhibitors, administering them orally on a continuous basis still leads to challenging toxicities. The experience with an FDA approved oral p110-α specific inhibitor, Piqray, illustrates the challenge. In its Phase 3 pivotal trial Piqray was found to induce a Grade 3 or 4 adverse event (AE) related to hyperglycemia in 39% of patients evaluated. In addition, 26% of patients discontinued treatment. By contrast, in the 103-patient dose expansion portion of the Phase 1b clinical trial with gedatolisib, only 7% of patients experienced Grade 3 or 4 hyperglycemia and less than 10% discontinued treatment.

5

Clinical Experience with Gedatolisib

As of September 30, 2021, 492 patients with solid tumors have received gedatolisib in eight clinical trials sponsored by Pfizer. Of the 492 patients, 129 were treated with gedatolisib as a single agent in three clinical trials. The remaining 363 patients received gedatolisib in combination with other anti-cancer agents in five clinical trials. Additional patients received gedatolisib in combination with other anti-cancer agents in nine investigator sponsored clinical trials.

Phase 1 First-in-Human Study

Pfizer conducted a Phase 1, open-label, dose-escalation first-in human study of single-agent gedatolisib in patients with advanced solid tumors. The primary objective of Part 1 of the study was to determine the safety, tolerability, and maximum tolerated dose (MTD) of single-agent gedatolisib administered once weekly as an intravenous (IV) infusion. Seventy-seven patients with advanced solid tumors received doses of gedatolisib and the MTD was determined to be 154 mg IV once weekly (n = 42). Subsequent analysis determined that the recommended Phase 2 dose could be increased to 180 mg IV once weekly.

At the MTD, the majority of patients enrolled in the MTD group experienced only grade 1 treatment-related adverse events (AEs). Grade 3 treatment-related adverse events were noted in 23.8% of patients, and the most frequently reported included mucosal inflammation and stomatitis (7.1%), increased alternative lengthening of telomeres (ALT) (7.1%), and increased aspartate aminotransferase (AST) (4.8%). No treatment-related AEs of grade 4 or 5 severity were reported at any dose level.

Phase 1b ER+/HER2- mBC Clinical Trial Results (preliminary)

In 2016, Pfizer initiated a Phase 1b trial dose-finding trial with an expansion portion for safety and efficacy to evaluate gedatolisib when added to either the standard doses of palbociclib plus letrozole or palbociclib plus fulvestrant in patients with ER+/HER2- metastatic breast cancer. PI3K mutation status was not used as an eligibility criterion. Patient enrollment for the trial is complete.

The illustration below depicts how the combination of gedatolisib, palbociclib, and fulvestrant is intended to simultaneously block interdependent ER, PI3K, mTOR & CDK signaling pathways in ER+ breast cancer to address ER and CDKi resistance mechanisms.

6

A total of 138 patients with ER+/HER2- metastatic breast cancer were dosed in the clinical trial.

●	35 patients were enrolled in two dose escalation arms to evaluate the safety and tolerability and determine the MTD of gedatolisib when used in combination with the standard doses of palbociclib and endocrine therapies. The MTD was determined to be 180 mg administered intravenously once weekly.

●	103 patients were enrolled in one of four expansion arms (A, B, C, D) to determine if the triplet combination of gedatolisib plus palbociclib and letrozole or gedatolisib plus palbociclib and fulvestrant produced a superior objective response (OR), compared to historical control data of the doublet combination (palbociclib plus endocrine therapy). All patients received gedatolisib in combination with standard doses of palbociclib and endocrine therapy (either letrozole or fulvestrant). In Arms A, B, and C, patients received an intravenous dose of 180 mg of gedatolisib once weekly. In Arm D, patients received an intravenous dose of 180 mg of gedatolisib on a four-week cycle of three weeks-on, one week-off. Objective response was determined using Response Evaluation Criteria in Solid Tumors v1.0, or RECIST v1.0.

○	Arm A: mBC with progression and no prior endocrine-based systemic therapy or a CDK4/6 inhibitor in the metastatic setting. First-line endocrine-based therapy for metastatic disease (CDK4/6 treatment naive).

○	Arm B: mBC with progression during one or two prior endocrine-based systemic therapy in the metastatic setting, with no prior therapy with any CDK inhibitor. Second- or third-line endocrine-based therapy for metastatic disease.

○	Arm C: mBC with progression during one or two prior endocrine-based systemic therapies in the metastatic setting and following prior therapy with a CDK inhibitor. Second- or third-line endocrine-based therapy for metastatic disease.

○	Arm D: mBC having progressed on a CDK inhibitor in combination with endocrine therapy as the most recent regimen for metastatic disease. Second- or third-line endocrine-based therapy for metastatic disease.

A preliminary analysis for the 103 patients enrolled in the expansion portion of the Phase 1b clinical trial, as of the database cutoff date of January 11, 2021, showed:

●	Efficacy analysis for all arms in aggregate:

○	60% objective response rate (ORR): 53 of the 88 evaluable patients had either a confirmed or unconfirmed partial response, or PR (48 confirmed, 5 unconfirmed).
○	75% clinical benefit rate (CBR): 66 of the 88 evaluable patients had either a confirmed PR or had stable disease for 24 weeks.

●	Best responses, as measured by RECIST v1.0, are shown in the following chart. The dotted line represents the cutoff for PR (defined as a 30% reduction from baseline).

7

●	Preliminary safety analysis:

○	For all arms in aggregate, all patients experienced at least one Grade 1 or Grade 2 treatment-emergent adverse event. The most commonly reported adverse events regardless of grade and occurring in at least 30% of patients included stomatitis (81%), neutropenia (80%), nausea (75%), fatigue (68%), dysgeusia (46%), vomiting (45%), anemia (40%), diarrhea (34%), decreased appetite (32%), leukopenia (32%).

○	For all arms in aggregate, the Grade 3 and 4 treatment-emergent adverse events occurring in at least 20% of patients were neutropenia (67%), stomatitis (27%) and rash (20%). Neutropenia is a known class effect of CDK4/6 inhibitors. Stomatitis was reversible in most patients with a steroidal mouth rinse. All grades of treatment-related adverse events related to hyperglycemia was reported in 22% of patients; Grade 3 or 4 hyperglycemia was reported in 7% of patients. Gedatolisib was discontinued in 10% of patients.

○	For the patients in Arm D, who received the recommended phase two dose, Grade 3 and 4 treatment-emergent adverse events occurring in at least 20% of patients were neutropenia (67%) stomatitis and (22%). All grades of treatment-related adverse events related to hyperglycemia was reported in 22% of patients; Grade 3 or 4 hyperglycemia was reported in 7% of patients.

○	Gedatolisib was discontinued in 7% of patients.

○	As of the cutoff date, 22 patients were continuing to receive gedatolisib in combination with the other study drugs, 17 of whom have been on study treatment for more than two years.

8

●	Preliminary best overall response data for each arm is presented in the table below:

Arm (evaluable patients)	A (N=24)	B (N=12)	C (N=27)	D (N=25)
Patients	1L: CDKi-naïve	2L+: CDKi-naïve	2L/3L: CDKi-pretreated	2L/3L: Immediately prior CDKi
Overall Response Rate (evaluable patients)	83%[1]	75%[2]	33%[3]	60%[4]
Clinical Benefit Rate (evaluable patients)	92%	92%	48%	76%

1. Arm A: 20 of the 24 evaluable patients had a confirmed PR.

2. Arm B: 9 of the 12 evaluable patients had either a confirmed PR or unconfirmed PR (7 confirmed PR, 2 unconfirmed PR).

3. Arm C: 9 of the 27 evaluable patients had either a confirmed PR or unconfirmed PR (7 confirmed PR, 2 unconfirmed PR).

4. Arm D: 15 of the 25 evaluable patients had either a confirmed PR or unconfirmed PR (14 confirmed PR, 1 unconfirmed PR).

●	Preliminary progression free survival (PFS) data for each arm is presented in the table below:

Arm (enrolled patients)	A (N=31)	B (N=13)	C (N=32)	D (N=27)
Median PFS (months) (95% CI)	>29 (Not Yet Reached)	11.9 (3.7, NR)	5.1 (3.4, 7.5)	13.2 (9.0, 16.7)

In light of the preliminary results reported to date from the Phase 1b trial, we intend to initiate, subject to feedback from the FDA, a Phase 2/3 clinical trial evaluating gedatolisib in combination with palbociclib and an endocrine therapy in patients with ER+/HER2- advanced or metastatic breast cancer in the first half of 2022.

We expect to use the CELsignia PI3K Activity Test to help support development of gedatolisib for breast cancer indications. Our internal studies demonstrate how measurement of PI3K-involved signaling may provide a sensitive and specific method of identifying patients most likely to benefit from PI3K inhibitors. We believe CELsignia tests uniquely enable us to pursue indications simultaneously for unselected patient populations and CELsignia selected patient sub-groups. This approach can greatly reduce the risk of pursing an indication for a large, but unselected patient population, as we plan to do for the initial gedatolisib indication. By combining the capabilities of CELsignia PI3K Activity Test with a potent pan-PI3K/mTOR inhibitor like gedatolisib, we believe we are uniquely suited to maximize the probability of obtaining regulatory approval to market gedatolisib.

Phase 2 Pilot Clinical Trial for HER2+/PIK3CA+ Patients

The Korean Cancer Study Group sponsored a Phase 2 pilot clinical trial to evaluate gedatolisib combined with a trastuzumab biosimilar (Herzuma®), in patients with HER2+/PIK3CA+ metastatic breast cancers whose disease had progressed after treatment with three or more prior HER2 targeted therapy regimens. The clinical trial commenced in December 2019 and interim efficacy data from the first 16 patients enrolled was presented at the San Antonio Breast Cancer Symposium in December 2020. Patients received a trastuzumab biosimilar (8 mg/kg IV for 1st cycle loading dose, and then 6 mg/kg IV every 3 weeks) plus gedatolisib (180 mg, weekly IV). The primary endpoint was objective response, a reduction of at least 30% in tumor volume by RECIST v1.1.

As of a data cutoff date of October 30, 2020, nine of 16 patients achieved a partial response, an ORR of 56%, and four patients had stable disease. Thirteen of 16 patients thus received either a partial response or stable disease, resulting in a clinical benefit rate of 81%. Best responses are shown in the following chart. The dotted lines represent the cutoff for progressive disease (>20% tumor growth) and for partial response (>30% tumor regression).

9

Best Response

* Patient whose target lesion decreased by 63% but a new leptomeningeal seeding occurred.

The duration of treatment for the 16 patients evaluated is shown in the chart below. As of the October 30, 2020 data cutoff, 16 patients (80%) remained on therapy. Four patients discontinued treatment, one due to disease progression, one due to an adverse event of Grade 1 diarrhea, one participant decision, and one patient being unable to undergo the required MRI imaging due to a titanium rod implant from non-treatment related worsening of scoliosis. At the time of data cut-off, the median time on treatment for these 20 patients was 10.1 cycles (approximately 10 months) and all 10 patients who had achieved an objective response remained on therapy assessment. At the time of the analysis, nine patients had a continuing response. The dashed lines show the response at 3 months and 6 months.

Duration of Treatment

CELsignia Development and CDx Programs

Our proprietary CELsignia diagnostic platform is the only commercially ready technology we are aware of that uses a patient’s living tumor cells to identify the specific abnormal cellular process driving a patient’s cancer and the targeted therapy that best treats it. This enables us to identify patients whose tumors may respond to a targeted therapy, even though they lack a previously associated molecular mutation. By identifying cancer patients whose tumors lack an associated genetic mutation but have abnormal cellular activity a matching targeted therapeutic is designed to inhibit, CELsignia CDx can expand the markets for a number of already approved targeted therapies. Our current CDx identifies breast and ovarian cancer patients whose tumors have cancer drivers potentially responsive to treatment with human epidermal growth factor receptor 2-negative (HER2), mesenchymal-epithelial transition factor (c-MET), or phosphatidylinositol 3-kinases (PI3K) targeted therapeutics. While U.S. Food and Drug Administration (“FDA”) approval or clearance is not currently required for CELsignia tests offered as a stand-alone laboratory developed test, if we are partnered with a drug company to launch a CELsignia test as a companion diagnostic for a new drug indication, we would be required to obtain premarket approval, or PMA, in conjunction with the pharmaceutical company seeking a new drug approval for the matching therapy.

10

Our CELsignia platform provides an important advantage over traditional molecular diagnostics. Current molecular diagnostics analyze fragmented cells to obtain a snapshot of the genetic mutations present in a patient’s tumor. Using cell fragments prevents molecular diagnostics from analyzing the dynamic cellular activities, known as cell signaling, that regulate cell proliferation or survival. Cancer can develop when critical cell signaling, regulating physiologic activity such as cell proliferation, becomes abnormal or dysregulated. Since genetic mutations are often only weakly correlated to the dysregulated cell signaling activity driving a patient’s cancer, a molecular diagnostic is prone to providing an incomplete diagnosis. CELsignia tests overcome this limitation by measuring dynamic cell signaling activity in a cancer patient’s living tumor cells. When a CELsignia test detects abnormal signaling activity, a more accurate diagnosis of the patient’s cancer driver is obtained.

We are supporting the advancement of new potential indications for seven different targeted therapies, controlled by other pharmaceutical companies, that would rely on a CELsignia CDx to select patients. Six Phase 2 trials are underway to evaluate the efficacy and safety of these therapies in CELsignia selected patients. These patients are not currently eligible to receive these drugs and are not identifiable with a molecular test.

Our first analytically validated and commercially ready test using our CELsignia platform, the CELsignia HER2 Pathway Activity Test for breast cancer, diagnoses two new sub-types of HER2-negative breast cancer that traditional molecular diagnostics cannot detect. Our internal studies show that approximately 15-20% of HER2-negative breast cancer patients have abnormal HER2 signaling activity similar to levels found in HER2-positive breast cancer cells. As a result, these HER2-negative patients have undiagnosed HER2-driven breast cancer and would be likely to respond to the same anti-HER2 targeted therapies only HER2-positive patients receive today. We have four interventional clinical trials underway to evaluate the efficacy of HER2 targeted therapies in breast cancer patients selected with our CELsignia HER2 Pathway Activity Test.

Our second CELsignia test for breast cancer evaluates independent c-Met signaling activity and its involvement with HER family signaling in HER2-negative breast cancer tumor cells. Our internal studies show that approximately 20%-25% of HER2-negative breast cancer patients have abnormal c-Met signaling activity that is co-activated with abnormal HER family signaling. These studies suggest that this sub-group of HER2-negative breast cancer patients may best respond to treatment with a combination of HER family and c-Met inhibitors. We have two interventional clinical trials underway to evaluate the efficacy of HER2 and c-Met targeted therapies, in previously treated metastatic HER2-negative breast cancer patients selected with our CELsignia Multi-Pathway Activity Test, or CELsignia MP Test.

Our third CELsignia test for breast cancer evaluates PI3K signaling in HER2-negative breast cancer tumor cells. Our internal studies demonstrate how measurement of PI3K-involved signaling may provide a more sensitive and specific method of identifying patients most likely to benefit from PI3K inhibitors than current genetic tests that measure PI3K mutations. We intend to combine these three tests to expand the CELsignia MP Test. With this next generation CELsignia test, we plan to provide an analysis of EGFR/HER1, HER2, HER3, c-MET, and PI3K-node involved signaling activity for each patient tumor specimen received.

We completed development of our first CELsignia test for ovarian cancer in 2020. This test identifies a new sub-group of ovarian cancer patients with tumors that have abnormal c-Met and HER2 signaling activity. These findings suggest that a significant sub-group of ovarian cancer patients may respond to treatment with a combination of ErbB and c-Met inhibitors. Nearly 14,000 women a year die from ovarian cancer, a disease that has less than a 50% five-year survival rate and a limited range of targeted therapy options. There is thus a significant unmet need for additional therapeutic options for ovarian cancer patients. As a companion diagnostic, our CELsignia test for ovarian cancer will be intended to help pharmaceutical companies obtain new drug indications and expand treatment options for this challenging tumor type. We are currently in discussions with pharmaceutical companies about collaborating on future clinical trials.

In addition to our CELsignia tests for HER2-negative breast cancer and ovarian cancer, we expect to develop CELsignia tests to diagnose eight new potential cancer sub-types we have discovered in lung, ovarian, kidney, and bladder cancers. Approved or investigational drugs are currently available to treat these new potential cancer sub-types. We expect to launch these additional tests on a staggered basis over the next few years while continuing our research to identify additional new cancer sub-types.

11

Our overall commercialization strategy is to develop diagnostics that expand the patient population eligible for targeted therapies. In furtherance of this strategy, we will seek collaborations with pharmaceutical companies to field clinical trials to advance the clinical development of their targeted therapies with the eventual goal of obtaining FDA approval of a new drug indication. Collaborations are expected to involve initially Phase I or Phase II interventional clinical trials to evaluate the efficacy of our collaboration partners’ targeted therapies on patients selected with one of our CELsignia tests. These trials would not be intended to separately evaluate the CELsignia tests, whether as standalone tests or companion diagnostics. While FDA approval or clearance is not currently required for CELsignia tests offered as a stand-alone laboratory developed test, if we are partnered with a drug company to launch a CELsignia test as a companion diagnostic for a new drug indication, we would be required to obtain premarket approval, or PMA, in conjunction with the pharmaceutical company seeking a new drug approval for the matching therapy.

We are currently collaborating on six Phase II clinical trials to evaluate the efficacy of our collaboration partners’ targeted therapies in patients selected with one of our CELsignia tests. The goal of these trials is to support the development of six potential new drug indications to treat patient groups found responsive by our CELsignia test to their approved targeted therapies. These clinical trials include:

●	FACT-1 Clinical Trial to Evaluate Efficacy of Genentech’s HER2 Targeted Therapies. We are collaborating with NSABP Foundation, Inc. (“NSABP”) and Genentech, Inc. (“Genentech”) to evaluate the efficacy and safety of Genentech’s drugs, Herceptin (trastuzumab) and Perjeta (pertuzumab), and chemotherapy in breast cancer patients selected with our CELsignia test. Based on NSABP’s updated estimates of patient enrollment rates to reflect the impact of COVID-19 and the impact in the third quarter of hospitalizations associated with the SARS-CoV-2 Delta variant, interim results are expected to be available in the second half of 2022 and final results approximately nine months later. The goal is to demonstrate that patients who have an abnormal HER2 signaling pathway, as identified by our CELsignia test, respond to treatment with a matching targeted therapy.

●	FACT-2 Clinical Trial to Evaluate Efficacy of Puma’s HER2 Targeted Therapy. We are collaborating with Puma Biotechnology, Inc. (“Puma”) and West Cancer Center to conduct a Phase II single-arm interventional trial to evaluate the efficacy and safety of Puma’s drug, Nerlynx (neratinib), and chemotherapy in breast cancer patients selected with our CELsignia test. Based on West Cancer Center’s updated estimates of patient enrollment rates to reflect the impact of COVID-19 and the impact in the third quarter of hospitalizations associated with the SARS-CoV-2 Delta variant, interim results are expected to be available in the second half of 2022 and final results approximately nine months later. The goal of the trial is to demonstrate that triple-negative breast cancer patients who have a hyperactive HER2 signaling tumor, as identified by the CELsignia test, respond to treatment with Nerlynx, a matching HER2 therapy.

●	FACT-3 Clinical Trial to Evaluate Efficacy of Pfizer’s pan-HER and c-Met Targeted Therapies. In January 2021, we announced a clinical trial collaboration with Sarah Cannon Research Institute and Pfizer to conduct a Phase II clinical trial. This open-label Phase II trial will evaluate the efficacy and safety of two Pfizer targeted therapies, Vizimpro (dacomitinib), a pan-HER inhibitor, and Xalkori (crizotinib), a c-Met inhibitor, in previously treated metastatic HER2-negative breast cancer patients selected with our CELsignia MP Test. Based on the Sarah Cannon Research Institute’s estimates of patient enrollment rates, interim results are expected 12-15 months after the protocol is activated and final results 12-15 months later.. The goal of the trial is to demonstrate that previously treated HER2-negative metastatic breast cancer patients who have hyperactive HER2 and c-Met signaling tumors, as identified by the CELsignia test, respond to treatment with Vizimpro in combination with Xalkori.

●	FACT-4 Clinical Trial to Evaluate Efficacy of Puma’s HER2 Targeted Therapy. In December 2020, we announced a clinical trial collaboration with Massachusetts General Hospital and Puma, a biopharmaceutical company, to conduct a Phase II clinical trial. This open-label Phase II trial will evaluate the efficacy and safety of Puma’s drug, Nerlynx (neratinib), and fulvestrant, an AstraZeneca drug, in previously treated metastatic HR-positive (HR+), HER2-negative breast cancer patients selected with our CELsignia HER2 Pathway Activity Test. Based on Massachusetts General Hospital’s estimates of patient enrollment rates, we expect to obtain interim results 12-15 months after the protocol is activated and final results 12 to 15 months later. The goal of the trial is to demonstrate that previously treated HR+, HER2-negative metastatic breast cancer patients who have hyperactive HER2 signaling tumors, as identified by the CELsignia test, respond to treatment with Nerlynx in combination with Faslodex, a hormonal therapy that targets the estrogen receptor.

●	FACT-5 Clinical Trial to Evaluate Efficacy of Puma’s pan-HER Inhibitor and chemotherapy. In October 2021, we announced a clinical trial collaboration with University of Rochester Wilmot Cancer Center and Puma, to conduct a Phase II clinical trial. This open-label Phase II trial will evaluate the efficacy and safety of Puma’s drug, Nerlynx (neratinib), and the chemotherapy capecitabine, in previously treated metastatic HER2-negative breast cancer patients with brain metastases selected with our CELsignia HER2 Pathway Activity Test. Based on University of Rochester Wilmot Cancer Center estimates of patient enrollment rates, we expect to obtain interim results 12-15 months after the protocol is activated and the final results 12 to 15 months later. We expect enrollment to begin in the second quarter of 2022. The goal of the trial is to demonstrate that previously treated HER2-negative metastatic breast cancer patients with brain metastases who have hyperactive HER2 signaling tumors, as identified by the CELsignia test, respond to treatment with Nerlynx in combination with capecitabine.

●	FACT-6 Clinical Trial to Evaluate Efficacy of Novartis’s c-Met Inhibitor and Puma’s pan-HER Inhibitor. In March 2021, we announced a clinical trial collaboration with MD Anderson, Novartis AG, and Puma, to conduct a Phase I/II clinical trial. This open-label Phase I/II trial will evaluate the efficacy and safety of Novartis’ c-Met inhibitor, Tabrecta (capmatinib), and Puma’s pan-HER inhibitor, Nerlynx (neratinib), in previously treated metastatic HER2-negative breast cancer patients selected with our CELsignia MP Test. Based on MD Anderson’s estimates of patient enrollment rates, we expect to obtain interim results 12-15 months after the protocol is activated and final results 12-15 months later. The goal of the trial is to demonstrate that previously treated HER2-negative metastatic breast cancer patients who have hyperactive HER2 and c-Met signaling tumors, as identified by the CELsignia test, respond to treatment with Tabrecta in combination with Nerlynx.

12

Impact of COVID-19 on our Business

Health and Safety

To help protect the health and safety of our employees, suppliers and collaborators, we took proactive, aggressive action from the earliest signs of the outbreak. We enacted rigorous safety measures in our laboratory and administrative offices, including implementing social distancing protocols, allowing working from home for those employees that do not need to be physically present in a lab to perform their work, suspending travel, implementing temperature checks at the entrances to our facilities, extensively and frequently disinfecting our workspaces and providing masks to those employees who must be physically present. We expect to continue with these measures until the COVID-19 pandemic is better contained and we may take further actions as government authorities require or recommend or as we determine to be in the best interests of our employees, suppliers, and collaborators.

Clinical Trials and Collaborations

As a result of the COVID-19 pandemic, governmental authorities implemented numerous and constantly evolving measures to try to contain the virus, such as travel bans and restrictions, limits on gatherings, quarantines, shelter-in-place orders, and business shutdowns. While many of these measures have been relaxed in recent months, new variants of the coronavirus, such as the Delta variant, appear likely to cause new or former protective measures to be reconsidered. As we continue to advance our clinical trial collaborations, we are in close contact with our current clinical sponsors, and principal investigators, as well as prospective pharmaceutical company and clinical collaborators, to assess the impact of COVID-19 on our trial enrollment timelines and collaboration discussions. Based on delays in the enrollment of patients in our ongoing clinical trials due to the increased hospitalizations associated with the SARS-CoV-2 Delta variant, we now expect interim results from the FACT-1 and FACT-2 trials to be delayed until the second half of 2022 and final results approximately nine months later. As the impact of COVID-19 on our industry becomes clearer, we may need to reassess the timing of our anticipated clinical milestones. Prospective clinical trial collaborations with pharmaceutical companies and sponsors may also be delayed but the impact on the timing of finalizing agreements is not yet known.

Research and Development

While our facility currently remains operational, the evolving measures to try to contain the virus have impacted and may further impact our workforce and operations, as well as those of our vendors and suppliers. Our laboratory remains operational as of this date, but, in response to the COVID-19 pandemic, we have implemented protective policies that reduce the number of research and development staff operating in our laboratory at any one time. However, in light of the focus of healthcare providers and hospitals on fighting the virus, several of the clinical sites that provide us tumor tissue for research have halted this service, reducing the number of new tumor tissue specimens we would typically expect to receive. These various constraints may slow or diminish our research and development activities, particularly if the pandemic continues to experience rising infections from the Delta variant of the coronavirus or otherwise. In addition, cancer research-related industry meetings, such as the American Association for Cancer Research (AACR), were previously delayed for several months and could be again in the future as a result of the virus. So far, our submissions to present research results at these meetings have been accepted, but the release of the results have been postponed in conjunction with the delayed meeting schedules. We cannot be certain as to whether these types of delays will continue and what the impact will be on our ability to present research results in the future.

Additional Information

Our principal executive office is located at 16305 36th Avenue North, Suite 100, Minneapolis, Minnesota. Our telephone number is (763) 392-0767, and our website is www.celcuity.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein by reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

13

RISK FACTORS

Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 16, 2021 with the Securities and Exchange Commission (“SEC”), and in Exhibit 99.4 (“Supplemental Risk Factors”) to our Current Report on Form 8-K, filed on April 8, 2021 with the SEC, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

In addition, any prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to such an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in such prospectus supplement or appearing or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus, and any prospectus supplement, is accurate only as of the date on the front cover of this prospectus, and any prospectus supplement, or as of the date of the documents incorporated by reference herein or therein, as applicable. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus, any prospectus supplement and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our clinical trial plans and the estimated costs for such trials, including the timing of launching a Phase 2/3 clinical trial for gedatolisib;
●	our expectations with respect to costs and timelines to develop, validate and launch CELsignia tests and to continue to develop gedatolisib;
●	our beliefs related to the perceived advantages of our CELsignia tests compared to traditional molecular or other diagnostic tests;
●	the expected benefits of gedatolisib;
●	our expectations regarding the timeline of patient enrollment and results from clinical trials, including the existing clinical trial for gedatolisib;
●	the future payments that may be owed to Pfizer under the License Agreement;
●	our expectations regarding partnering with pharmaceutical companies and other third parties;
●	our expectations regarding revenue from sales of CELsignia tests and revenue from milestone or other payment sources;
●	our plans with respect to research and development and related expenses for the foreseeable future;
●	our expectations regarding business development activities, including companion diagnostic related activities with pharmaceutical companies, expanding our sales and marketing functions and the costs associated with such activities;
●	our expectations with respect to the CELsignia tests and the analytical capabilities of such tests;
●	our beliefs regarding the adequacy of our cash on hand to fund our research and development expenses, clinical trial expenditures, capital expenditures, working capital, sales and marketing expenses, and general corporate expenses, as well as the increased costs associated with being a public company; and
●	our expectations regarding the impact that the COVID-19 pandemic and related economic effects will have on our business and results of operations.

14

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of sales, marketing and reimbursement functions and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

The amounts and timing of our expenditures will depend on numerous factors, including the status, results and timing of the current and expected clinical trials involving gedatolisib and our CELsignia tests and our current and expected nonclinical studies. Accordingly, our management will have broad discretion over the use of the net proceeds from the sale of any securities offered by us.

15

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;
●	the names of any underwriters or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price of the securities;
●	the net proceeds from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any initial public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

16

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

17

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of November 16, 2021, we were authorized to issue 25,000,000 shares of common stock, $0.001 par value per share, and 2,500,000 shares of preferred stock, $0.001 par value per share. As of November 16, 2021, we had 14,918,887 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

Dividend Rights

Holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Right to Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004.

The Nasdaq Capital Market

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “CELC.”

Preferred Stock

Our board or directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 2,500,000 shares of preferred stock in one or more series. Our board of directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors is able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our common stock. See also “Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions” below.

18

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required and applicable, this description will include:

●	the title and stated value;
●	the number of shares offered, the liquidation preference per share and the purchase price;
●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption, if applicable;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
●	voting rights, if any, of the preferred stock;
●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company; and
●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our Company. A summary of these provisions is as follows:

●	Board of directors vacancies. Our bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

●	No cumulative voting. The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting.

●	Stockholder action; special meetings of stockholders. Our certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	Issuance of undesignated preferred stock. We have 2,500,000 shares of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue this preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Amendment of charter and bylaw provisions. The affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock is required to amend, alter or repeal certain provisions of our certificate of incorporation, as amended, including the provision noted above regarding stockholders not being able to act by written consent. A majority of our board of directors has authority to adopt, amend or repeal provisions of our bylaws. Stockholders also have the authority to adopt, amend or repeal provisions of our bylaws, but only with the affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock.

19

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who owns 15% or more of the voting stock of a corporation, or any affiliate or associate of a corporation who, within three years prior, did own 15% or more of the voting stock of that corporation.

Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derived an improper personal benefit;
●	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or redemption of shares; or
●	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation, as amended, and our bylaws provide for the limitation of liability and indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We have also entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our certificate of incorporation, as amended, and our bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the Company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling our Company, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

20

DESCRIPTION OF WARRANTS

As of November 16, 2021, we had warrants outstanding to purchase 377,652 shares of our common stock. We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;
●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

21

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $150,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $150,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;
●	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
●	any limit on the aggregate principal amount;
●	the date or dates on which principal is payable;
●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
●	the place or places where principal and, if applicable, premium and interest, is payable;
●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●	the currency of denomination;
●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
●	the provisions, if any, relating to any collateral provided for such debt securities;
●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
●	any events of default, if not otherwise described below under “Events of Default”;
●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness, if any.

22

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

23

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;
●	we fail to pay any interest within 30 days after it becomes due;
●	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and
●	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
●	all lawful interest on overdue interest and overdue principal has been paid; and
●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

24

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
●	the trustee fails to institute a proceeding within 60 days after such request; and
●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
●	to provide for certificated debt securities in addition to uncertificated debt securities;
●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
●	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
●	reduce the principal of or change the stated maturity of the debt securities;
●	make any debt security payable in money other than that stated in the debt security;
●	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
●	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

25

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities, except for the following obligations (which discharge is referred to as “legal defeasance”):
	(1)	to register the transfer or exchange of such debt securities;
	(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
	(3)	to compensate and indemnify the trustee; or
	(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;
●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;
●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;
●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and
●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

26

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

27

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.celcuity.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 16, 2021;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 10, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 11, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 9, 2021;
●	Our Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on February 24, 2021, April 8, 2021, May 13, 2021, and June 30, 2021;
●	Our definitive Proxy Statement filed on March 31, 2021; and
●	The description of our common stock contained in our registration statement on Form 8-A filed September 15, 2017, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Celcuity Inc.
16305 36th Avenue N., Suite 100

Minneapolis, MN 55446
Attention: Investor Relations
Phone: (763) 392-0123

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.celcuity.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Boulay PLLP, our independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

28

PROSPECTUS

Expanding Treatment Options

CELCUITY INC.

$150,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

           , 2021

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee. The registrant has agreed to pay these costs and expenses.

Securities and Exchange Commission registration fee		$13,905
FINRA corporate filing fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent and Registrar fees		*
Miscellaneous		*

Total	$	*

*	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derived an improper personal benefit;
●	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or redemption of shares; or
●	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

II-1

Our certificate of incorporation, as amended, and our bylaws provide for the limitation of liability and indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We have also entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our certificate of incorporation, as amended, and our bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the Company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
1.1 **	Form of Underwriting Agreement
4.1	Certificate of Incorporation of the Company as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2018).
4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2017).
4.3	Specimen Certificate representing shares of common stock of Celcuity Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on September 12, 2017).
4.4	Description of Registered Securities (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020).
4.5 **	Form of Preferred Stock Certificate
4.6 **	Form of Common Stock Warrant Agreement and Warrant Certificate
4.7 **	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.8 **	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.9 **	Form of Unit Agreement
4.10 *	Form of Indenture
5.1 *	Opinion of Fredrikson & Byron, P.A. relating to the Securities
23.1 *	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2 *	Consent of Boulay PLLP
24.1 *	Power of attorney (included on the signature page)
25.1	Statement of Eligibility of Trustee Under Debt Indenture (to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939)

*	Filed herewith
**	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-2

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on November 17, 2021.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian F. Sullivan and Vicky Hahne, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments and supplements (including post-effective amendments) to this Registration Statement on Form S-3, and any related Rule 462(b) registration statement or amendment thereto, to be filed by Celcuity Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian F. Sullivan	Chairman and Chief Executive Officer	November 17, 2021
Brian F. Sullivan	(Principal Executive Officer)

/s/ Vicky Hahne	Chief Financial Officer	November 17, 2021
Vicky Hahne	(Principal Financial and Accounting Officer)

/s/ Lance G. Laing	Chief Science Officer, Vice President and Secretary, and Director	November 17, 2021
Lance G. Laing

/s/ Richard E. Buller	Director	November 17, 2021
Richard E. Buller

/s/ David F. Dalvey	Director	November 17, 2021
David F. Dalvey

/s/ Leo T. Furcht	Director	November 17, 2021
Leo T. Furcht

/s/ Richard J. Nigon	Director	November 17, 2021
Richard J. Nigon

II-4